Exhibit 5.1

Reed Smith LLP

599 Lexington Avenue
New York, NY 10022-7650

+1 212 521 5400

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reedsmith.com

[*], 2021

Vision Sensing Acquisition Corp.

Suite 500, 78 SW 7th Street

Miami, Florida 33130

Re: Registration Statement of Vision Sensing Acquisition Corp.

Ladies and Gentlemen:

We have acted as counsel to Vision Sensing Acquisition Corp., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (File No. 333-259766) (such registration statement, as amended through the date hereof, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the Company (the “Offering”) of (a) up to 10,120,000 units of the Company (the “Units”) (including up to 1,320,000 Units subject to the underwriters’ option to purchase additional Units), each such Unit consisting of one share of Class A common stock of the Company, par value $0.0001 per share (the “Common Stock”), and three-quarters of one redeemable warrant of the Company (each whole warrant, a “Warrant”), each Warrant exercisable for the purchase of one share of Common Stock, as set forth in the prospectus included in the Registration Statement (the “Prospectus”) and (b) all shares of Common Stock and all Warrants, in each case, issued as part of the Units. The term “Units” also includes any additional Units (and the underlying securities) that may be issued by the Company pursuant to Rule 462(b) under the Securities Act in connection with the Offering.

We have reviewed originals or copies of the Registration Statement, the Prospectus, the certificate of incorporation and bylaws of the Company, as amended through the date hereof, the form of warrant agreement proposed to be entered into by the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”) that is filed as Exhibit 4.4 to the Registration Statement and such other corporate records, agreements and documents of the Company, certificates or comparable documents of public officials and officers of the Company and have made such other investigations as we have deemed necessary as a basis for the opinion set forth below.

In rendering the opinion set forth below, we have assumed:

a.	the genuineness of all signatures;

b.	the legal capacity of natural persons;

c.	the authenticity of all documents submitted to us as originals;

d.	the conformity to original documents of all documents submitted to us as duplicates or conformed copies;

e.	as to matters of fact, the truthfulness of the representations made in certificates or comparable documents of public officials and officers of the Company;

f.	the board of directors of the Company or a duly constituted and acting committee of such board of directors will have taken all action necessary to set the public offering price of the Units;

g.	with respect to the issuance of the Common Stock, the amount of valid consideration paid in respect of such Common Stock will equal or exceed the par value of such Common Stock.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.	When the Registration Statement becomes effective under the Securities Act of 1933, as amended (the “Act”), and when the offering is completed as contemplated by the Registration Statement, such Units will be legally binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agreement; and (e) with respect to the Common Stock, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Common Stock, of the Company and/or adjustments to outstanding securities, including the Warrants underlying the Units, of the Company may cause the number of shares of Common Stock underlying the Units, including the Common Stock issuable upon exercise of the Warrants underlying the Units, to exceed the number that remain authorized but unissued.

2.	The Common Stock included in the Units, when the Units are issued and sold by the Company in the manner contemplated in the Registration Statement and Prospectus, against payment therefor, will be validly issued, fully paid, and nonassessable.

3.	When the Registration Statement becomes effective under the Act and when the Warrants underlying the Units are issued, delivered and paid for as part of the Units, as contemplated by the Registration Statement, such Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agreement; (e) with respect to the Common Stock, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Common Stock, of the Company and/or adjustments to outstanding securities, including the Warrants, of the Company may cause the Warrants to be exercisable for more shares of Common Stock than the number that remain authorized but unissued and (f) we have assumed the Exercise Price (as defined in the Warrant Agreement) will not be adjusted to an amount below the par value per share of the Common Stock.

Our opinion is limited to the General Corporation Law of the State of Delaware and, as to the Units and the Warrants constituting legally binding obligations of the Company, solely with respect to the laws of the State of New York. We do not express any opinion herein concerning any other law. This opinion letter speaks only as of its date.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ REED SMITH LLP